UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 3, 2010
(Date of earliest event reported)
Imation Corp.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-14310

Delaware	41-1838504
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Imation Way
Oakdale, Minnesota 55128
(Address of principal executive offices, including zip code)
(651) 704-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 3, 2010, Imation Corp. completed an amendment to its credit agreement (as further described below) which was originally entered into on March 20, 2006. This amendment adds Imation Europe B.V. as a borrower. It does not change the senior revolving credit facility amount of $200 million, but does provide for sublimits of $150 million in the United States and $50 million in Europe. In addition to the assets in the borrowing base, this amendment adds inventory and accounts receivable in approved European countries for calculating the Europe sublimit. This amendment bears a lower rate of interest and extends the expiration date to March 29, 2013.
We amended and restated our credit facility in order to provide Imation’s foreign subsidiaries with a direct line of credit and the ability to receive letters of credit issued on their behalf. Specifically, Imation Corp. and Imation Enterprises Corp. (together, the “U.S. Borrowers”) and Imation Europe B.V. (the “European Borrower” and, together with the U.S. Borrowers, the “Borrowers” or “us” or “our”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with a consortium of lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent and L/C Issuer (the “Agent”). The Amended and Restated Credit Agreement amended and restated our existing Credit Agreement dated as of March 29, 2006 (as amended by the Amendment to Credit Agreement dated as of July 24, 2007, the Second Amendment to Credit Agreement dated April 25, 2008 and the Third Amendment to Credit Agreement dated as of June 3, 2009) among the U.S. Borrowers, the Agent and the other Lenders (the “Prior Credit Agreement”).
Consistent with the Prior Credit Agreement, advances under the credit facility are limited to the lesser of (a) $200,000,000 and (b) the U.S. borrowing base and the European borrowing base, as applicable. The U.S. borrowing base is unchanged from the borrowing base included in the Prior Credit Agreement, and the European borrowing base is fundamentally the same as the U.S. borrowing base, subject to certain differences to account for European law and other similar issues. Pursuant to the Amended and Restated Credit Agreement, the European Borrower is permitted to borrow up to $50,000,000 (subject to availability under the European borrowing base).
Pricing has also been adjusted as a result of Amended and Restated Credit Agreement. Until the date the compliance certificate with respect to the period ending September 30, 2010 is delivered to the Agent, which will be on or before November 15, 2010, borrowings under the Amended and Restated Credit Agreement will bear interest at a rate equal to (i) the Eurodollar Rate (as defined in the Amended and Restated Credit Agreement) plus 3.25% or (ii) the Base Rate (as defined in the Amended and Restated Credit Agreement) plus 2.25%. After such date the applicable margins for the Eurodollar Rate and the Base Rate will be subject to adjustments based on average daily Availability (as defined in the Amended and Restated Credit Agreement), as set forth in the definition of “Applicable Rate” in the Amended and Restated Credit Agreement. The Applicable Rate is a reduction of 50 basis points from the prior amendment.
The Amended and Restated Credit Agreement contains covenants which are customary for similar credit arrangements, including covenants relating to financial reporting and notification; payment of indebtedness, taxes and other obligations; and compliance with applicable laws and limitations regarding additional liens, indebtedness, certain acquisitions, investments and dispositions of assets. The Amended and Restated Credit Agreement also contains a conditional financial covenant that requires us to have a Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.20 to 1.00 during certain periods described in the Credit Agreement. Imation Corp. was in compliance with all covenants it was required to be in compliance with as of August 3, 2010.
The obligations of the U.S. Borrowers under the Amended and Restated Credit Agreement continue to be guaranteed by the material domestic subsidiaries of Imation Corp. (the “Guarantors”) and are secured by a first priority lien (subject to customary exceptions) on the real property comprising Imation Corp.’s corporate headquarters and all of the personal property of the U.S. Borrowers and the Guarantors. The obligations of the European Borrower under the Amended and Restated Credit Agreement are secured by a first priority lien (subject to customary exceptions) on substantially all of the material personal property of the European Borrower.
Bank of America, N.A. and other Lenders provide banking and financial services to Imation Corp. from time to time.
The foregoing description of the Amended and Restated Credit Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 4, 2010, the Compensation Committee of Imation Corp.’s Board of Directors approved changes to the severance agreement for executive officers to reduce the amounts payable to executive officers who have been employed by Imation Corp. for less than one year. No changes have been made to the severance agreement for executive officers who have been employed with Imation for more than one year.
Upon qualification for severance benefits, an executive who has been employed by Imation Corp. for less than one year and terminated prior to a Change of Control (as defined in the severance agreement) would be entitled to receive an amount equal to fifty percent (50%) of the executive’s annual base salary for the fiscal year in which the date of termination occurs. In the event termination occurs within one year after a Change of Control, an executive who has been employed by Imation Corp. for less than one year would be entitled to receive a cash amount equal to one times the executive’s annual base salary. In either case, executive officers who have been employed by Imation Corp. for less than one year would not be entitled to any payments based on annual bonus or any payment to cover the employer portion of our standard medical and dental insurance coverages. These changes do not affect any of our current named executive officers, who have all been with Imation Corp. for more than one year.
The foregoing description of the changes to the severance agreement for executive officers is not complete and is qualified in its entirety by reference to the Amended and Restated Severance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
*10.1	Amended and Restated Credit Agreement among Imation Corp., Imation Enterprises Corp. and Imation Europe B.V., as borrowers, Bank of America, N.A., as administrative agent and l/c issuer, and a Consortium of Lenders, dated as of August 3, 2010.

10.2	Amended and Restated Severance Agreement

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.
By:	/s/ Paul R. Zeller
Paul R. Zeller
Senior Vice President and Chief Financial Officer

Date: August 6, 2010

EXHIBIT INDEX

Exhibit
Number	Description
*10.1	Amended and Restated Credit Agreement among Imation Corp., Imation Enterprises Corp. and Imation Europe B.V., as borrowers, Bank of America, N.A., as administrative agent and l/c issuer, and a Consortium of Lenders, dated as of August 3, 2010.

10.2	Amended and Restated Severance Agreement

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.